EXHIBIT 10.23

DRAWDOWN PROMISSORY NOTE

Dated as of March 31, 2020

FOR VALUE RECEIVED, receipt and sufficiency of which is acknowledged, AppSoft Technologies, Inc., a Nevada corporation (the “Company”), with offices at 1225 Franklin Avenue, Suite 325, Garden City, NY 11530, hereby promises to pay to Bryan Glass Securities Inc., a corporation, having an address at 20 West Park Ave, Suite 270, Long Beach, NY 11561, email address, bryan@bryanglass.com (the “Holder”), the principal sum of up to FIVE THOUSAND ONE HUNDRED THIRTY FIVE Dollars ($5,135.00) (the “Base Amount”), plus the aggregate unpaid principal amount of all advances made to the Company by the Holder (“Advances”) outstanding on the Maturity Date (as defined below) when all amounts due hereunder shall be due and payable together with interest thereon as hereinafter provided, in lawful money of the United States of America and in immediately available funds. Initial borrowing under this Drawdown Promissory Note (this “Note”) shall be up to Forty-Four Thousand Seven Hundred Sixty-Five Dollars ($44,865) advanced by Holder during the period January 1, 2020 through December 31, 2020 on the terms and subject to the conditions of this Note. “Maturity Date” means January 31, 2021.

The Company shall initiate a request for an Advance under this Note by transmitting to the Holder via email a written notice stating the amount of the Advance, the purpose of the Advance and the date on which the funds underlying the Advance are required to be delivered, which notice shall be received by the Holder not less than three days prior to the date on which such funds are required by the Company (each such request for an Advance, a “Request”). The Holder shall, within twenty-four hours of the receipt of a Request, advise the Company whether it will make the Advance and the amount to be Advanced, if less than the full amount set forth in the Request. If the Holder determines to make the Advance, it shall, within forty-eight hours of the time it communicates to the Company its undertaking to make the Advance, transmit the funds by wire transfer or ACH to the Company’s bank account or to such other account as the Company may set forth in a Request. Any Advance shall be made in the Holder’s sole discretion and may be refused for any reason or no reason.

The Company hereby authorizes the Holder to endorse on the Schedule annexed to this Note all Advances hereafter made to the Company and all payments of the principal amounts in respect of such Advances or in respect of the Base Amount, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances and as to the outstanding principal amount of the Base Amount; provided, however, that the failure to make such notation with respect to any Advances or payment shall not limit or otherwise affect the obligations of the Company under this Note. The Holder shall promptly deliver a copy of the Schedule to the Company each time that the Schedule is modified.

In no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a “business day” shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the State of Delaware.

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1. Payment of Base Amount and Advances under the Note. The outstanding portion of the Base Amount plus the outstanding portion of all Advances shall be payable in one lump sum due on the Maturity Date. Payments of principal are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Company in writing.

2. Payment of Interest on this Note. Interest shall accrue on the unpaid portion of the Base Amount and the unpaid portion of all Advances outstanding from time to time at a fixed rate of interest equal to two percent (2%) per annum and shall be payable in one lump sum due on the Maturity Date.

3. Prepayment.

(a) The outstanding portion of the Base Amount and the interest thereon and the outstanding portion of any Advances hereunder and the interest thereon may be prepaid in whole or in part at any time without penalty or premium of any kind. The amount of each prepayment of such principal shall be applied in the order that such principal becomes due hereunder.

(b) In the event the Company completes a financing of at least $500,000, the Company shall, contemporaneously with the closing of such financing transaction, prepay the entire outstanding portion of the Base Amount and any Advances hereunder and accrued and unpaid interest thereon.

4. Events of Default. The existence of any of the following conditions shall constitute an event of default hereunder (an “Event of Default”):

(a) The failure by the Company to pay when due any portion of the Base Amount or any Advance, or the failure by the Company to pay when due any interest under this Note; or

(b) If the Company:

(i) shall commence any case or proceeding under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or

(ii) shall admit the material allegations of any petition or pleading in connection with any such case or proceeding; or

(iii) makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or a substantial part of the Company’s property; or

(iv) makes a general assignment for the benefit of the Company’s creditors; or

(v) is unable or admits in writing its inability to generally pay the Company’s debts as they mature; or

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(c) The (i) commencement of any case or proceeding against the Company under any bankruptcy, insolvency, or other similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (ii) appointment of a receiver, trustee or similar officer for the Company or for all or a substantial part of the Company’s property, or (iii) issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and such case, proceeding, receiver, trustee, officer, warrant, execution or process shall not be dismissed, bonded or discharged, as applicable, within sixty (60) days of the commencement, appointment or issuance thereof.

5. Rights and Remedies. In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option by written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 4(b) or 4(c)) declare the Base Amount and all Advances hereunder and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company. No course of dealing or delay on the part of the Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder. Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

6. Lost Documents. Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, (ii) in the case of loss, theft or destruction, indemnification satisfactory to the Company, and (iii) in the case of mutilation, surrender and cancellation of this Note, the Company will cancel this Note on its books and make and deliver in its place a new note in the then unpaid principal amount of this Note, of like tenor to this Note, dated and bearing interest from the date next following the date through which interest has been paid on the unpaid principal amount of this Note.

7. Costs and Expenses. Upon the occurrence of any Event of Default, the Company shall pay all reasonable costs and expenses incurred by the Holder (including, without limitation, court costs and reasonable attorneys’ fees) in preserving, protecting, maintaining or enforcing its rights and remedies hereunder, including, without limitation, all costs and expenses of collection.

8. Assignment. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder without the prior written consent of the Company, which will not be unreasonably withheld. The Company shall not assign any or all of its obligations hereunder without the prior written consent of the Holder.

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9. Cancellation. After the principal balance of this Note and all accrued interest thereon has been satisfied, the Holder shall surrender this Note to the Company for cancellation.

10. Miscellaneous.

(a) Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of the Company and the Holder hereof shall, subject to the provisions of Section 8 hereof, bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, whether so expressed or not.

(b) Notices. All notices, requests, communications, consents and demands shall be made in writing and shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(b)).

(c) Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(d) WAIVERS OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

$89

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IN WITNESS WHEREOF, this Note has been executed and delivered as of the date set forth above by duly authorized representatives of the Company and the Holder.

APPSOFT TECHNOLOGIES, INC.		BRYAN GLASS SECURITIES, INC.

By:		By:
Name:	Brian Kupchik	Name:	Bryan Glass
Title:	President	Title:	President
Email:	bkupchik@gmail.com	Email:	bryan@bryanglass.com

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